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                            Verizon Virginia Inc.

                                                                      EXHIBIT 12

                COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES

                                                               Years Ended December 31,
                                                --------------------------------------------------------
(Dollars in Millions)                                    2001     2000       1999       1998       1997
--------------------------------------------------------------------------------------------------------
Income before provision for income taxes              $ 624.6  $ 737.4    $ 702.1    $ 542.2    $ 452.1
Equity in loss (income) from affiliates                  80.2      2.5        (.5)       ---        ---
Dividends received from equity affiliate                   .4       .6         .5        ---        ---
Interest expense                                         78.7     78.6       69.4       67.6       66.0
Portion of rent expense representing interest            33.2     14.7       14.2       19.5       18.2
Amortization of capitalized interest                      3.0      2.7        2.3        1.9        1.4
                                                --------------------------------------------------------
Earnings, as adjusted                                 $ 820.1  $ 836.5    $ 788.0    $ 631.2    $ 537.7
                                                ========================================================
Fixed charges:
Interest expense                                      $  78.7  $  78.6    $  69.4    $  67.6    $  66.0
Portion of rent expense representing interest            33.2     14.7       14.2       19.5       18.2
Capitalized interest                                     10.4      7.5        4.0        8.6        5.5
                                                --------------------------------------------------------
Fixed Charges                                         $ 122.3  $ 100.8    $  87.6    $  95.7    $  89.7
                                                ========================================================
Ratio of Earnings to Fixed Charges                       6.71     8.30       9.00       6.60       5.99
                                                ========================================================